      As filed with the Securities and Exchange Commission on May 20, 1999

                        Registration No. 333-
                                             ---------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   F 0 R M S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         WORLDGATE COMMUNICATIONS, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                      23-2866697
    ------------------------------                   -------------------
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                    Identification No.)


                          3220 Tillman Drive, Suite 300
                          Bensalem, Pennsylvania 19020
                                  (215)633-5100
               ---------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         WORLDGATE COMMUNICATIONS, INC.
                             1996 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                             Randolph J. Gort, Esq.
                  Vice President, General Counsel and Secretary
                         WorldGate Communications, Inc.
                          3220 Tillman Drive, Suite 300
                          BENSALEM, PENNSYLVANIA 19020
                          ----------------------------
                     (Name and address of agent for service)


                                  (215)633-5100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                  Please send copies of all communications to:
                         Walter J. Mostek, Jr., Esquire
                           Drinker Biddle & Reath LLP
                         1000 Westlakes Drive, Suite 300
                         Berwyn, Pennsylvania 19312-2409

                         CALCULATION OF REGISTRATION FEE

--------------------- ------------------------------------------------------------ ----------------- ----------------
--------------------- ------------------------------------------------------------ ----------------- ----------------
                                                                                     PROPOSED
TITLE OF SECURITIES                                                                  MAXIMUM            AMOUNT OF
         TO                         AMOUNT TO BE REGISTERED (1)(2)                   AGGREGATE        REGISTRATION
   BE REGISTERED                                                                     OFFERING              FEE
                                                                                     PRICE (2)
--------------------- ------------------------------------------------------------ ----------------- ----------------
Common Stock          22,000 shares of $0.75 per share                                   $16,500.00
($0.01 par value)
--------------------- ------------------------------------------------------------ ----------------- ----------------

                      33,333 shares at $1.32 per share                                   $43,999.56
--------------------- ------------------------------------------------------------ ----------------- ----------------
                      32,000 shares at $1.50 per share
                                                                                         $48,000.00
--------------------- ------------------------------------------------------------ ----------------- ----------------
                      16,666 shares at $1.65 per share
                                                                                         $27,498.90
--------------------- ------------------------------------------------------------ ----------------- ----------------
                      245,333 shares at $2.25 per share
                                                                                        $551,999.25
--------------------- ------------------------------------------------------------ ----------------- ----------------
                      287,152 shares at $4.50 per share
                                                                                      $1,278,684.00
--------------------- ------------------------------------------------------------ ----------------- ----------------
                      265,800 shares at $16.50 per share
                                                                                      $4,385,700.00
--------------------- ------------------------------------------------------------ ----------------- ----------------
                      2,797 shares at $21.00 per share                                   $58,737.00
--------------------- ------------------------------------------------------------ ----------------- ----------------
                      6,144 shares of $27.00 per share                                  $165,888.00
--------------------- ------------------------------------------------------------ ----------------- ----------------
                      688,775 shares at $34.65625 per share                          $23,870,358.00
--------------------- ------------------------------------------------------------ ----------------- ----------------
         TOTAL        1,600,000                                                      $30,447,363.00  $8,982.00
--------------------- ------------------------------------------------------------ ----------------- ----------------
--------------------- ------------------------------------------------------------ ----------------- ----------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to remaining shares the price is based on the average of the highest and lowest prices for the Common Stock as reported on the NASDAQ National Market System on May 19, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        (NOT REQUIRED TO BE FILED AS PART OF THIS REGISTRATION STATEMENT)




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents which have been filed by WorldGate Communications, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:


               (a) the Prospectus filed by the Registrant on April 16, 1998 under the Securities Act of 1933, as amended (the "1933 Act") with respect to the Registration Statement on Form S-1 (Registration No. 333-71997) (the "S-1 Registration Statement") filed by the Registrant on February 9, 1999 and subsequently amended by amendments dated March 23, April 7 and April 15, 1999;

               (b) the description of the common stock, par value $.01 per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A dated April 12, 1999, filed with the Securities and Exchange Commission, including any amendments or reports filed for the purpose of updating such description; and

               (c) all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since April 16, 1999.

               All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses.

               The Registrant's certificate of incorporation, as amended, currently states that a director of the registrant shall have no personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               The Registrant's by-laws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director or office of the Registrant at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgements, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Any person claiming indemnification as provided in the bylaws shall be entitled to advances from the Registrant for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law. On the request of any person requesting indemnification under such provisions, the board of directors of the Registrant or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the board or committee so directs or if the board or committee is not empowered by statute to make such determination. The indemnification and advancement of expenses provided by the bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the bylaws. The duties of the Registrant to indemnify and to advance expenses to a director or officer provided in the bylaws shall be in the nature of a contract between the Registrant and each such director or officer, and no amendment or repeal of any such provision of the bylaws shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act, which took place prior to such amendment, repeal or termination. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgement in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provision, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. The Registrant has directors and officers liability insurance.

               The underwriting agreement between the Registrant and the underwriter for the Registrant's initial public offering of its Common Stock provides that the underwriters are obligated, under some circumstances, to indemnify directors, officers and controlling persons of the Registrant against some liabilities, including liabilities under the Act.

               Reference is made to Item 9 of this Registration Statement for additional information regarding indemnification of directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               No restricted securities are being reoffered or resold pursuant to this Registration Statement.


ITEM 8.  EXHIBITS.

4.1 Form of Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference from Exhibit 3.1 of the Company's registration statement on Form S-1 (Registration No. 333-71997).

4.2 Form of Amended and Restated By-laws of the Company. Incorporated by reference from Exhibit 3.2 of the Company's registration statement on Form S-1 (Registration Statement No. 333-71997).

5              Opinion of Drinker Biddle & Reath LLP.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5).

25             Powers of Attorney (See Signature Page).


ITEM 9.  UNDERTAKINGS

         1.    UNDERTAKINGS REQUIRED BY REGULATION S-K ITEM 512(a)

               The undersigned Registrant hereby undertakes as follows:

               (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered [if the total dollar value of securities offered would not exceed that which was registered] and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. UNDERTAKINGS REQUIRED BY REGULATION S-K ITEM 512(b).

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934(and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. UNDERTAKINGS REQUIRED BY REGULATION S-K ITEM 512(h).

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bensalem, Pennsylvania, on May 20, 1999.

                       WORLDGATE COMMUNICATIONS, INC.

                       By:/s/ HAL M. KRISBERGH
                          ---------------------------
                              Hal M. Krisbergh
                              Chief Executive Officer and Chairman of the Board

                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hal M. Krisbergh, Randall J. Gort and David A. Dill, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                                                                Date
--------------------------- -------------------------------------------------------------------- -----------------

/s/ HAL M. KRISBERGH        Chairman of the Board of Directors, Chief Executive Officer          May 20, 1999
--------------------        (Principal Executive Officer)
    Hal M. Krisbergh

/s/ DAVID A. DILL           Chief Financial Officer and Administrative Officer                   May 20, 1999
--------------------------  (Principal Financial and Accounting Officer)
    David A. Dill

/s/ DAVID E. WACHOB         Director                                                             May 20, 1999
--------------------------
    David E. Wachob

/s/ ALAN GERRY              Director                                                             May 20, 1999
--------------------------
    Alan  Gerry

/s/ MARCIA J. HOOPER        Director                                                             May 20, 1999
--------------------------
    Marcia J. Hooper

/s/ RONALD A. WALTER        Director                                                             May 20, 1999
--------------------------
    Ronald A. Walter

/s/ THOMAS G. BAXTER        Director                                                             May 20, 1999
--------------------------
    Thomas G. Baxter

                                  EXHIBIT INDEX




EXHIBIT NO.      DESCRIPTION
-----------      -----------

4.1 Form of Amended and Restated Certification of Incorporation of the Company. Incorporated by reference from Exhibit 3.1 of the Company's Registration Statement on Form S-1 (Registration No.
                 333-71997)

4.2              Form of Amended and Restated By-laws of the Company.
                 Incorporated by reference from Exhibit 3.2 of the Company's
                 Registration Statement on Form S-1 (Registration No. 333-71997)

5                Opinion of Drinker Biddle & Reath LLP.

23.1             Consent of PricewaterhouseCoopers LLP.

23.2             Consent of Drinker Biddle & Reath LLP. (Included in Exhibit 5)

25               Powers of Attorney.
                 (See Signature Page)
